                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

August 27, 2004

American Century Asset Allocation Portfolios, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

        I have acted as counsel to American Century Asset Allocation Portfolios,
Inc., a Maryland  corporation (the "Company"),  in connection with the Company's
Registration Statement on Form N-1A (File Nos. 333-116351,  811-21591), relating to the  public  offering  from  time  to  time  of  any or all of the  Company's authorized  shares of common stock,  par value One Cent ($0.01) per share,  that have been  classified  and  designated as indicated on Schedule A to this letter
(the "Shares").

        In  connection  with  rendering  the opinions  set forth  below,  I have examined the Registration Statement; the Company's Amended and Restated Articles
of Incorporation  and Bylaws, as reflected in the Company's  corporate  records;
resolutions  of  the  Board  of  Directors  of  the  Company   relating  to  the
authorization  and issuance of the Shares;  and such other documents as I deemed relevant.  In conducting my  examination,  I have assumed the genuineness of all signatures,  the  legal  capacity  of all  natural  persons,  the  authenticity, accuracy and  completeness  of  documents  purporting  to be  originals  and the conformity  to originals of any copies of  documents.  I have not  independently established any facts represented in the documents so relied on.

        I am a  member  of the  Bar of  the  State  of  Missouri.  The  opinions expressed  in this  letter are based on the facts in  existence  and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law  rules) of the  State of  Maryland  that in my  experience  are  normally applicable  to  the  issuance  of  shares  by  registered  investment  companies organized as corporations  under the law of that state and to the Securities Act of 1933,  as amended (the "1933 Act"),  the  Investment  Company Act of 1940, as
amended (the "1940 Act"),  and the  regulations  of the  Securities and Exchange
Commission  (the "SEC")  thereunder.  I express no opinion  with  respect to any other laws.

        Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

        1.      The  issuance  of the  Shares  has been duly  authorized  by the
                Company.

        2. When issued and paid for upon the terms provided in the  Registration
Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state  laws  regulating  the  offer and sale of  securities,  and  assuming  the continued  valid  existence  of the  Company  under  the  laws of the  State  of
Maryland, the Shares will be validly issued, fully paid and non-assessable.

American Century Asset Allocation Portfolios, Inc.
August 27, 2004

        For the record, it should be stated that I am an officer and employee of
American Century  Services  Corporation,  an affiliated  corporation of American
Century Investment Management, Inc., the Company's investment advisor.

        I  hereby  consent  to the  use of this  opinion  as an  exhibit  to the
Registration  Statement.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration  Statement. In giving my consent I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                       Very truly yours,

                                       /s/ Brian L. Brogan
                                       -------------------------------------
                                       Brian L. Brogan
                                       Vice President and
                                       Assistant General Counsel

BLB/dnh

                                   SCHEDULE A
                                   ----------

         SERIES                                         CLASS
         ------                                         -----

My Retirement Income Portfolio                      Investor Class
                                                    Institutional Class
                                                    Advisor Class
                                                    R Class

My Retirement 2015 Portfolio                        Investor Class
                                                    Institutional Class
                                                    Advisor Class
                                                    R Class

My Retirement 2025 Portfolio                        Investor Class
                                                    Institutional Class
                                                    Advisor Class
                                                    R Class

My Retirement 2035 Portfolio                        Investor Class
                                                    Institutional Class
                                                    Advisor Class
                                                    R Class

My Retirement 2045 Portfolio                        Investor Class
                                                    Institutional Class
                                                    Advisor Class
                                                    R Class